Exhibit 10.8

Rental Agreement

Lessor: Bengbu Boyuanzhiye Co., Ltd.

Lessee: Anhui Renrenjia Solar energy Co., Ltd.

1.	The rental area is located in the people’s industrial park Guzhen County, the total area is 9500 square meters.

2.	The leasing term is from Feb 01, 2014 to Feb 01, 2015.

3.	The lessee can use the leasing area for free during the lease term.

4.	The lessee shall pay for all the electricity and water charges every month during the lease term.

5.	The purpose of the rental area is for solar energy equipment manufacture.

6.	The lessee shall be responsible for all the maintenance and repairmen cost of the rental area.

7.	Without the written consent of the lessor, the lessee can not lend the area to third party.

8.	If the lessee violates this agreement and lend the area to the third party, the lessee shall be responsible to pay for all the damages.

Lessor: Bengbu Boyuanzhiye Co., Ltd.	Lessee: Anhui Renrenjia Solar Energy Co., Ltd.

/s/ Bengbu Boyuanzhiye Co., Ltd.	/s/ Anhui Renrenjia Solar Energy Co., Ltd.
(corporate chop)	(corporate chop)

Date: Feb 01, 2014	Date: Feb 01, 2014